Exhibit 99.3

EXECUTION VERSION

VOTING AGREEMENT

VOTING AGREEMENT (this “Agreement”), dated as of July 25, 2005, by and among Videsh Sanchar Nigam Limited, an Indian Limited Company (“Parent”), and The Willett Trust, a trust organized under the laws of Maine (“Shareholder”).

WITNESSETH:

WHEREAS, simultaneously with the execution of this Agreement, Parent, VSNL Telecommunications (Bermuda) Ltd., a Bermuda exempt company and a direct wholly owned subsidiary of Parent (“Amalgamation Sub”), and Teleglobe International Holdings Ltd, a Bermuda exempt company (the “Company”), have entered into an Agreement and Plan of Amalgamation (the “Amalgamation Agreement”), pursuant to which the parties thereto have agreed, upon the terms and subject to the conditions set forth therein, that the Company and Amalgamation Sub shall amalgamate under the Laws of Bermuda and continue as a Bermuda exempted company (the “Amalgamation”);

WHEREAS, as of the date hereof, Shareholder is the record owner of the Existing Shares (as hereinafter defined), being common shares, $0.01 par value, of the Company (the “Company Common Shares”); and

WHEREAS, as inducement and a condition to entering into the Amalgamation Agreement, Parent has required Shareholder to agree, and Shareholder has agreed, to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Certain Definitions. In addition to the terms defined elsewhere herein, capitalized terms used and not defined herein have the respective meanings ascribed to them in the Amalgamation Agreement. For purposes of this Agreement:

(a) “Beneficially Own” or “Beneficial Ownership” with respect to any securities means having “beneficial ownership” of such securities as determined pursuant to Rule 13d-3(a) under the Exchange Act. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person include securities Beneficially Owned by all other Persons with whom such Person would constitute a “group” within the meaning of Section 13(d) of the Exchange Act with respect to the securities of the same issuer.

(b) “Existing Shares” means an aggregate of 674,562 Company Common Shares owned of record by Shareholder as of the date hereof (rounded down to the nearest whole share).

(c) “Securities” means the Existing Shares together with any Company Common Shares or other securities of the Company acquired by Shareholder in any capacity after the date hereof and prior to the termination of this Agreement whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, sub-division, recapitalization, combination, exchange of shares or the like, gift, bequest, inheritance or as a successor in interest in any capacity or otherwise.

Section 2. Representations and Warranties of Shareholder. Shareholder represents and warrants to Parent as follows:

(a) Ownership of Shares. Shareholder is the sole registered owner of the Existing Shares. On the date hereof, the Existing Shares constitute all of the Company Common Shares registered in the name of, or Beneficially Owned by, Shareholder. There are no outstanding options or other rights to acquire from Shareholder, or obligations of Shareholder to sell or to acquire, any Company Common Shares. With respect to the Company Common Shares held by it, Shareholder has, and as long as this Agreement remains in effect will have, sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 4, 5 and 6 hereof, sole power of disposition, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with no material limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

(b) Organization and Authority. Shareholder is a trust organized under the laws of Maine. Shareholder has the legal capacity, power and authority to enter into and perform all of its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by Shareholder and, assuming the due authorization, execution and delivery of this Agreement by the other party hereto, constitutes a valid and binding agreement of Shareholder, enforceable against Shareholder in accordance with its terms except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors’ rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c) No Conflicts. Except as contemplated by the Amalgamation Agreement: (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery of this Agreement by Shareholder and the consummation by Shareholder of the transactions contemplated hereby; and (ii) none of the execution and delivery of this Agreement by Shareholder, the consummation by Shareholder of the transactions contemplated hereby or compliance by Shareholder with any of the provisions hereof shall (A) conflict with or result in any breach of any of Shareholder’s organizational documents or (B) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Shareholder with respect to the Existing Shares; except in the case of clause (B) where any such violations, individually or in the aggregate, would not reasonably be expected to impair the ability of Shareholder to consummate the transactions contemplated by this Agreement.

(d) No Encumbrances. Except as permitted by this Agreement, the Existing Shares are now and, at all times during the term hereof, and the Securities will be, held by

Shareholder free and clear of all Encumbrances, except for any such Encumbrances arising hereunder or under federal or state securities laws.

(e) Reliance. Shareholder understands and acknowledges that each of the Company, Parent and Amalgamation Sub is entering into the Amalgamation Agreement in reliance upon Shareholder’s execution and delivery of this Agreement.

Section 3. Disclosure. Shareholder hereby agrees to permit the Company to publish and disclose in any disclosure document that by law requires such disclosure, including the Proxy Statement, in connection with the Amalgamation and any transactions related thereto, Shareholder’s identity and ownership of the Company Common Shares and the nature of Shareholder’s commitments, arrangements and understandings under this Agreement; provided, however, that Shareholder shall be afforded a reasonable opportunity to review and approve such disclosure in advance and such disclosure shall not be made without Shareholder’s prior written consent (which shall not be unreasonably withheld).

Section 4. Transfer And Other Restrictions. Other than with respect to the Amalgamation and the transactions contemplated thereby:

(a) No Solicitation. Shareholder shall immediately cease any discussions, activities or negotiations with any other Person or Persons that may be ongoing with respect to any Acquisition Proposal. Shareholder shall not take any action (i) to encourage, solicit, initiate or facilitate, directly or indirectly, the making or submission of any Acquisition Proposal, (ii) to enter into any agreement, arrangement or understanding with respect to any Acquisition Proposal or to agree to approve or endorse any Acquisition Proposal or enter into any agreement, arrangement or understanding that would require the Company to abandon, terminate or fail to consummate the Amalgamation or any other transaction contemplated by the Amalgamation Agreement, (iii) to initiate or participate in any way in any discussions or negotiations with, or furnish or disclose any information to, any Person (other than Parent or Amalgamation Sub) in furtherance of any Acquisition Proposal or (iv) to facilitate or further in any other manner any inquiries with respect to, or the making or submission of, any Acquisition Proposal.

(b) Certain Prohibited Transfers. From and after the date hereof, except as otherwise permitted by this Agreement or required by order of a court of competent jurisdiction, Shareholder will not commit any act that could restrict or otherwise affect its legal power, authority and right to vote all of the Securities owned of record or beneficially by it. Without limiting the generality of the foregoing, prior to the termination of this Agreement, Shareholder agrees not to, directly or indirectly, except as provided in this Agreement:

(i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift), or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of any or all of the Securities or any interest therein; or

(ii) grant any proxy (other than to Company management to vote the Securities as set forth in Section 5 hereof) or power of attorney, deposit into a voting trust or enter into a voting agreement or arrangement with respect to the Securities.

Section 5. Voting of the Company Common Shares. Shareholder hereby agrees that, during the period commencing on the date hereof and continuing until the first to occur of (a) the Effective Time or (b) termination of this Agreement in accordance with its terms, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of Company Common Shares, however called, or in connection with any written consent of the holders of Company Common Shares, Shareholder will appear at the meeting or otherwise cause the Securities to be counted as present thereat for purposes of establishing a quorum and vote or consent (or cause to be voted or consented) all of the Securities:

(i) in favor of the adoption of the Amalgamation Agreement and the approval of other actions contemplated thereby and any actions required in furtherance thereof;

(ii) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Amalgamation Agreement; and

(iii) except as otherwise agreed to in writing in advance by Parent in its sole discretion, against the following actions (other than the Amalgamation and the transactions contemplated by this Agreement and the Amalgamation Agreement): (1) any Acquisition Proposal; and (2) (A) any change in a majority of the persons who constitute the Board of Directors of the Company; and (B) any other action that would reasonably be expected to impede, interfere with, delay, postpone or materially adversely affect the Amalgamation and the transactions contemplated by the Amalgamation Agreement; provided, however, that at least 5 Business Days prior to the date of such vote Parent shall have notified Shareholder and the Company in writing of its determination that Shareholder is required to vote against such action pursuant to this clause (2)(B).

Section 6. Alternative Transactions. To induce Parent to enter into the Amalgamation Agreement, and subject to the terms and conditions set forth herein, if the Amalgamation Agreement is terminated pursuant to Section 9.01(d), 9.01(e), 9.01(f) (but only if prior to such termination pursuant to Section 9.01(f) an Acquisition Proposal by a third party has been made to the Company or its Board of Directors, or has been made directly to the Company’s shareholders generally, or has been publicly disclosed or announced) or 9.01(h) thereof and during the period commencing on such termination date and ending on the date nine (9) months after such termination date a Company Competing Transaction or other sale of the Securities is consummated in connection with which Shareholder becomes entitled to receive any cash or non-cash consideration (such cash or non-cash consideration, the “Alternative Consideration”), then Shareholder shall within five (5) days after receipt of the Alternative Consideration (or after the date the value of non-cash Alternative Consideration is determined as provided below) pay over to Parent (or its designee) such Alternative Consideration equal in value to seventy-five percent (75%) of the excess (if any) of the aggregate value of such Alternative Consideration (net of selling commissions, if any) over the product obtained by multiplying (i) the Price Per Share times (ii) the aggregate number of Existing Shares (and a corresponding amount for any other Securities). If the Alternative Consideration received by Shareholder is cash, it shall be valued at the face amount thereof; if the Alternative Consideration received by Shareholder is securities listed on a national securities exchange or traded on the Nasdaq National Market (“Nasdaq”), the per share value of such consideration shall be equal to the closing price per share listed on such national securities exchange or Nasdaq on the date such transaction is consummated; and if the consideration received by Shareholder is in a form other than cash or such listed or traded securities, the per share value shall be determined in good faith as of the date such transaction is consummated by Parent (or its designee) and Shareholder, or, if Parent (or its designee) and Shareholder cannot reach agreement, by a nationally recognized investment banking firm reasonably acceptable to the parties. If the Alternative Consideration received by Shareholder is cash, the amount paid over to Parent (or its designee) pursuant to this Section 6 shall be cash; if the Alternative Consideration received by Shareholder is in a form other than cash, the amount paid over to Parent (or its designee) pursuant to this Section 6 shall be in the form of such non-cash consideration; and if the Alternative Consideration received by Shareholder is a combination of cash and non-cash consideration, the amount paid over to Parent (or its designee) pursuant to this Section 6 shall be in the same proportion of cash and non-cash consideration as the Alternative Consideration received by Shareholder.

Section 7. Stop Transfer.

(a) Shareholder agrees with, and covenants to, Parent that Shareholder will not request that the Company register the transfer (book-entry or otherwise) of any of the Securities, unless such transfer is made in compliance with this Agreement.

(b) In the event of a share dividend or distribution, or any change in the Company Common Shares by reason of any share dividend, sub-division, recapitalization, combination, exchange of shares or the like other than pursuant to the Amalgamation, the term “Existing Shares” will be deemed to refer to and include the Company Common Shares as well as all such share dividends and distributions and any shares into which or for which any or all of the Securities may be changed or exchanged and appropriate adjustments shall be deemed to have been made to the terms and provisions of this Agreement.

Section 8. Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Amalgamation Agreement. Each party shall promptly consult with the other and provide any necessary information and material with respect to all filings made by such party with any Governmental Entity in connection with this Agreement and the Amalgamation Agreement and the transactions contemplated hereby and thereby.

Section 9. Fiduciary Duties. Notwithstanding any provision hereof to the contrary, Shareholder is executing and delivering this Agreement solely in its capacity as owner of the Securities, and nothing herein shall directly or indirectly prohibit, prevent or preclude any Person from taking or not taking any action in his or her capacity as an officer or director of the Company.

Section 10. Termination. This Agreement shall terminate and shall have no further force or effect as of the earliest to occur of (i) the Effective Time, (ii) the termination of this Agreement by the mutual written agreement of the parties and (iii) the date of termination of the Amalgamation Agreement pursuant to Section 9.01 of the Amalgamation Agreement; provided, that if the Amalgamation Agreement is terminated pursuant to Section 9.01(d), 9.01(e), 9.01(f) (but only if prior to such termination pursuant to Section 9.01(f) an Acquisition Proposal by a third party has been made to the Company or its Board of Directors, or has been made directly to the Company’s shareholders generally, or has been publicly disclosed or announced) or 9.01(h) thereof, then Section 6 hereof shall survive such termination.

Section 11. Miscellaneous.

(a) Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

(b) Successors and Assigns. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto. This Agreement shall be binding upon, inure to the benefit of and be enforceable by each party and such party’s respective heirs, beneficiaries, executors, representatives and permitted assigns.

(c) Amendment and Modification. This Agreement may not be amended, altered, supplemented or otherwise modified, except upon the execution and delivery of a written agreement executed by the parties hereto.

(d) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given by delivery in person, by facsimile, by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11(d):

If to Parent, to:

Videsh Sanchar Nigam Limited

Lokmanya Videsh Sanchar Bhavan, Opp. Kirti College

K.D. Marg, Prabhedevi

Mumbai, India 400 028

Attention: Satish Ranade, Esq.

Telephone: 011-91-22-56592354

Facsimile: 011-91-22-56592144

with a copy (which shall not constitute notice) to:

Kelley Drye & Warren LLP

1200 19th Street, N.W., Suite 500

Washington, D.C. 20036

Attention: Robert Aamoth, Esq.

Telephone: (202) 955-9600

Facsimile: (202) 955-9792

and:

Kelley Drye & Warren LLP

8000 Towers Crescent Drive, Suite 1200

Vienna, VA 22182

Attention: Jay R. Schifferli, Esq.

Telephone: (703) 918-2394

Facsimile: (703) 918-2450

If to Shareholder, to:

The Willett Trust

Trustee: Richard David Willett Sr.

25 Rowe Road

Skowhegan, ME 04976

Telephone: (207) 474-5423

Facsimile: (207) 474-7004

with a copy (which shall not constitute notice) to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Attention: Stuart D. Freedman, Esq.

Telephone: (212) 756-2407

Facsimile: (212) 593-5955

All such notices and other communications given by personal delivery, mail or courier service shall be deemed to have been duly given upon receipt and such notices and other communications given by facsimile shall be deemed to have been duly given upon transmission thereof by the sender and issuance by the transmitting machine of a confirmation slip that the number of pages constituting the notice has been transmitted without error. In the case of notices sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above; however, such mailing shall in no way alter the time at which the facsimile notice is deemed received.

(e) Severability. Any term or provision of this Agreement that is held to be invalid, illegal or unenforceable in any respect in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

(f) Specific Performance. Each of the parties hereto recognizes and acknowledges that a material breach by it of any covenants or agreements contained in this Agreement could cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore in the event of any such breach the aggrieved party shall be entitled to seek the remedy of specified performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

(g) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, will not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

(h) No Third Party Beneficiaries. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

(i) Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the Laws of Bermuda, without giving effect to any conflict of laws or choice of laws rules or principles that would result in the application of the law of any other jurisdiction.

(j) Descriptive Heading. The descriptive headings used herein are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

(k) Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

(l) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

(m) Submission to Jurisdiction. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS AND AGREES TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE BERMUDA SUPREME COURT (AND THE APPROPRIATE APPELLATE COURTS THEREFROM) FOR ANY LITIGATION AMONG THEM ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY (AND AGREES NOT TO COMMENCE ANY LITIGATION RELATING THERETO EXCEPT IN THE BERMUDA SUPREME

COURT), WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH LITIGATION IN THE BERMUDA SUPREME COURT (AND THE APPROPRIATE APPELLATE COURTS THEREFROM) AND AGREES NOT TO PLEAD OR CLAIM IN ANY COURT THAT SUCH LITIGATION BROUGHT IN THE BERMUDA SUPREME COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. IF THE BERMUDA SUPREME COURT SHALL NOT ACCEPT JURISDICTION WITH RESPECT TO ANY LITIGATION, SUCH LITIGATION MAY BE BROUGHT IN ANY OTHER COURTS.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the day and year first written above.

VIDESH SANCHAR NIGAM LIMITED

By:	/s/ Srinath Narasimhan
	Name:	Srinath Narasimhan
	Title:	Director (Operations)

THE WILLETT TRUST

By:	/s/ Richard David Willett, Sr.
	Name:	Richard David Willett, Sr.
	Title:	Trustee

[Signature Page – Voting Agreement]